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                                                                   Exhibit 99.2

                         CONSENT OF DIRECTOR DESIGNATE

          I consent to my election as a director of Newmark Homes Corporation immediately following the completion of its initial public offering of Common Stock and to the reference to my name under the caption "Management -- Directors and Officers" in the prospectus.

Dated: February 3, 1998
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                                                     /s/ WILLIAM A. HASLER
                                                     ---------------------------
                                                     William A. Hasler